Exhibit 99.2

Choice Hotels International, Inc.

Domestic Hotel Pipeline of Hotels Under Construction, Awaiting Conversion or Approved for Development

(Unaudited)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

	June 30, 2006 Units			June 30, 2005 Units			Variance
							Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	40	101	141	26	64	90	14	54%	37	58%	51	57%
Comfort Suites	4	202	206	1	134	135	3	300%	68	51%	71	53%
Sleep Inn	—	85	85	1	64	65	(1)	-100%	21	33%	20	31%
Mainstay	1	35	36	1	27	28	—	0%	8	30%	8	29%
Cambria	—	28	28	—	6	6	—	NM	22	367%	22	367%
Quality	55	14	69	58	11	69	(3)	-5%	3	27%	—	0%
Clarion	18	4	22	10	1	11	8	80%	3	300%	11	100%
Econo Lodge	24	6	30	38	10	48	(14)	-37%	(4)	-40%	(18)	-38%
Rodeway	50	1	51	18	1	19	32	178%	—	0%	32	168%
Suburban	1	18	19	—	—	—	1	NM	18	NM	19	NM

	193	494	687	153	318	471	40	26%	176	55%	216	46%

	June 30, 2006 Rooms			June 30, 2005 Rooms			Variance
							Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	3,319	6,909	10,228	2,260	4,320	6,580	1,059	47%	2,589	60%	3,648	55%
Comfort Suites	260	15,216	15,476	48	9,998	10,046	212	442%	5,218	52%	5,430	54%
Sleep Inn	—	6,060	6,060	59	4,465	4,524	(59)	-100%	1,595	36%	1,536	34%
Mainstay	32	2,804	2,836	32	2,180	2,212	—	0%	624	29%	624	28%
Cambria	—	3,212	3,212	—	710	710	—	NM	2,502	352%	2,502	352%
Quality	5,228	963	6,191	5,288	798	6,086	(60)	-1%	165	21%	105	2%
Clarion	2,607	338	2,945	1,351	90	1,441	1,256	93%	248	276%	1,504	104%
Econo Lodge	1,650	291	1,941	2,362	555	2,917	(712)	-30%	(264)	-48%	(976)	-33%
Rodeway	3,389	30	3,419	1,508	34	1,542	1,881	125%	(4)	-12%	1,877	122%
Suburban	147	1,310	1,457	—	—	—	147	NM	1,310	NM	1,457	NM

	16,632	37,133	53,765	12,908	23,150	36,058	3,724	29%	13,983	60%	17,707	49%